Exhibit 32.1

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Reed Petersen, Chief Executive Officer and President and Chief Financial Officer of Allied Ventures Holding Corp. certify that:

1.	The Annual Report on Form 10-K for the period ended December 31, 2015, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 8, 2016	/s/ Reed Petersen
Reed Petersen
Chief Executive Officer
Chief Financial Officer